Exhibit 23(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of West Pharmaceutical Services, Inc., which is incorporated by reference in West Pharmaceutical Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, PA
May 6, 2002


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